Exhibit 99.02

ENTERGY GULF STATES, INC.

NOTICE OF GUARANTEED DELIVERY
OFFER TO EXCHANGE

Registered First Mortgage Bonds, 3.6% Series due June 1, 2008
for Any and All Outstanding
Unregistered First Mortgage Bonds, 3.6% Series due June 1, 2008

and

Registered First Mortgage Bonds, 6.2% Series due July 1, 2033
for Any and All Outstanding
Unregistered First Mortgage Bonds, 6.2% Series due July 1, 2033

and

Registered First Mortgage Bonds, 5.25% Series due August 1, 2015
for Any and All Outstanding
Unregistered First Mortgage Bonds, 5.25% Series due August 1, 2015

Holders of outstanding unregistered First Mortgage Bonds, 3.6% Series due June 1, 2008 (the "3.6% Outstanding Bonds") who wish to tender their 3.6% Outstanding Bonds in exchange for a like principal amount of registered First Mortgage Bonds, 3.6% Series due June 1, 2008 (the "3.6% Exchange Bonds"), holders of outstanding unregistered First Mortgage Bonds, 6.2% Series due July 1, 2033 (the "6.2% Outstanding Bonds") who wish to tender their 6.2% Outstanding Bonds in exchange for a like principal amount of registered First Mortgage Bonds, 6.2% Series due July 1, 2033 (the "6.2% Exchange Bonds"),and holders of outstanding unregistered First Mortgage Bonds, 5.25% Series due August 1, 2015 (the "5.25% Outstanding Bonds" and, together with the 3.6% Outstanding Bonds and the 6.2% Outstanding Bonds, the "Outstanding Bonds") who wish to tender their 5.25% Outstanding Bonds in exchange for a like principal amount of registered First Mortgage Bonds, 5.25% Series due August 1, 2015 (the "5.25% Exchange Bonds" and, together with the 3.6% Exchange Bonds and the 6.2% Exchange Bonds, the "Exchange Bonds"), in each case whose Outstanding Bonds are not immediately available or who cannot deliver their Outstanding Bonds and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to JPMorgan Chase Bank (the "Exchange Agent") prior to 5:00 P.M., New York time, on February 17, 2004 (the "Expiration Date"), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or overnight courier or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer" in the Prospectus.

The Exchange Agent for the Exchange Offer is
JPMORGAN CHASE BANK
By Hand or Overnight Courier or Registered or Certified Mail: JPMorgan Chase Bank ITS Bond Events 2001 Bryan Street 9th Floor Dallas, Texas 75201 Attention: Mr. Frank Ivins	By Facsimile: (214) 468-6494 (For Eligible Institutions Only) Confirm by Telephone: (214) 468-6464

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

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THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

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THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Outstanding Bonds, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any Outstanding Bond signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.
Name of Firm: Address: (Including Zip Code) Telephone Number: (Including Area Code)	(Authorized Signature) Title: Name: (Please type or print) Date:

NOTE: DO NOT SEND OUTSTANDING BONDS WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING BONDS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.